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                                                                      Exhibit 21


                            Ohio Casualty Corporation
                           Subsidiaries of Registrant
                                December 31, 1996





Name of Subsidiary                                    State of Incorporation

The Ohio Casualty Insurance Company                            Ohio

West American Insurance Company                               Indiana

Ohio Security Insurance Company                                Ohio

American Fire and Casualty Company                             Ohio

The Ohio Life Insurance Company                                Ohio

Ocasco Budget, Inc.                                            Ohio











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